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                                                                    EXHIBIT 99.2

                       CERTIFICATION OF EXECUTIVE OFFICER

         Pursuant to 18 U.S.C. section 1350 the undersigned officer of Tecumseh Products Company (the "Company") hereby certifies to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: November 7, 2002                    /s/ DAVID W. KAY
                                          ----------------------------
                                          David W. Kay
                                          Vice President, Treasurer and
                                          Chief Financial Officer

         The foregoing certification is being furnished solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the Report or as a separate disclosure document.